Exhibit 23.3

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

February 28, 2005

Virginia Electric and Power Company

701 East Cary Street

Richmond, Virginia 23219

Annual Report on Form 10-K

Ladies and Gentlemen:

We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statements of Virginia Electric and Power Company on Form S-3 (File Nos. 333-38510 and 333-96973) and related prospectuses of the legal conclusions that relate to the Company’s franchises and title to properties included in this Annual Report on Form 10-K.

Sincerely,

/s/ McGuireWoods LLP